UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 6, 2007

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 North Franklin Street, Tampa Florida	33602
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (813) 228-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01: Other Events

On December 6, 2007, TECO Energy issued a press release announcing early results of its previously announced debt tender and exchange offers and extending the early participation date and expiration date of its par-for-par exchange offers. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. Also on December 6, 2007, TECO Energy issued a press release announcing the consideration amounts payable in connection with its debt tender offer. A copy of this press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

On December 7, 2007, pursuant to the terms of the debt tender offer, TECO Energy purchased approximately $294.2 million aggregate principal amount of its 7.50% notes due 2010 which were validly tendered and not withdrawn on or before December 5, 2007, the early tender date. Upon acceptance and payment, the notes were cancelled.

Section 9 – Financial Statements and Exhibits

Item 9.01: Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated December 6, 2007, announcing early results of TECO Energy’s debt tender and exchange offers and extending the early participation and expiration dates of its par-for-par exchange offers.

99.2	Press release dated December 6, 2007, announcing the consideration payable in connection with TECO Energy’s debt tender offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2007	TECO ENERGY, INC.
(Registrant)

/s/ S. W. CALLAHAN
S. W. CALLAHAN
Vice President-Treasury and Risk Management
(Treasurer and Chief Accounting Officer and Assistant Secretary)

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1	Press release dated December 6, 2007, announcing early results of TECO Energy’s debt tender and exchange offers and extending the early participation and expiration dates of its par-for-par exchange offers.

99.2	Press release dated December 6, 2007, announcing the consideration payable in connection with TECO Energy’s debt tender offer.